SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 12, 2010

	Registrant, State of Incorporation, Address of	I.R.S. Employer
Commission File	Principal Executive Offices and Telephone	Identification
Number	Number	Number

1-08788	NV ENERGY, INC.	88-0198358
Nevada
6226 West Sahara Avenue
Las Vegas, Nevada 89146
(702) 402-5000

2-28348	NEVADA POWER COMPANY d/b/a	88-0420104
NV ENERGY
Nevada
6226 West Sahara Avenue
Las Vegas, Nevada 89146
(702) 402-5000

0-00508	SIERRA PACIFIC POWER COMPANY d/b/a	88-0044418
NV ENERGY
Nevada
P.O. Box 10100 (6100 Neil Road)
Reno, Nevada 89520-0400 (89511)
(775) 834-4011

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement
SIGNATURES

Item 1.01 Entry Into a Material Definitive Agreement

    On March 12, 2010 (the “Grant Date”), the U.S. Department of Energy (“DOE”) and NV Energy, Inc. (the “Company”) executed an Assistance Agreement (the “Agreement”) with respect to the DOE’s grant to the Company (the “Grant”) of up to $137,877,906 under the American Recovery and Reinvestment Act (the “Act”). The Grant provides funds to help the Company complete the Advanced Service Delivery Project for both Nevada Power Company d/b/a NV Energy and Sierra Pacific Power Company d/b/a NV Energy (together, the “Utility Companies”).  The project was initiated by the Company to design and implement a Smart Grid infrastructure that reduces its operating costs and provides new options for customers of both Utility Companies to help manage their energy usage through smart meter technology.  Pursuant to the Grant, the DOE will provide fifty percent (50%) of the total eligible project costs incurred by the Company on or after August 6, 2009, up to the maximum Grant amount of $137,877,906.  The period of performance of the Grant is through December 24, 2014.

    The Grant is subject to, among other things, the approval of the Advanced Service Delivery Project by the Public Utility Commission of Nevada for each of the Utility Companies and the Company’s compliance with the terms and conditions of the Grant, including, without limitation, federal statutes and regulations applicable to the Company pursuant to the Grant and reporting requirements related to the project.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrants have each duly caused this report to be signed on their behalf by the undersigned, thereunto duly authorized.

NV Energy, Inc. (Registrant)
Date: March 15, 2010	By:	/s/ E. Kevin Bethel
E. Kevin Bethel
Interim Chief Financial Officer

Nevada Power Company d/b/a NV Energy (Registrant)
Date: March 15, 2010	By:	/s/ E. Kevin Bethel
E. Kevin Bethel
Interim Chief Financial Officer

Sierra Pacific Power Company d/b/a NV Energy (Registrant)
Date: March 15, 2010	By:	/s/ E. Kevin Bethel
E. Kevin Bethel
Interim Chief Financial Officer